Exhibit (d)(7)
CONFIDENTIAL
 Execution Version

AMENDMENT TO FEE FUNDING AGREEMENT
This AMENDMENT TO FEE FUNDING AGREEMENT (this “Amendment”) is entered into as of September 9, 2024 by and among Permira VIII - 1 SCSp, Permira VIII - 2 SCSp, Permira VIII AIV LP1 L.P., Permira VIII AIV LP2 L.P., Permira VIII CIS SCSp, Permira VIII CIS 2 SCSp, PILI 1 Portfolio SCSp, PILI 2 Portfolio SCSp, PILI 4 Portfolio SCSp, Permira Investment Capital LP, Permira Investment Capital II LP and Permira Investment Capital III LP (each, a “Funding Party” and collectively, the “Funding Parties”), Spaceship Purchaser, Inc., a Delaware corporation (“Purchaser”) and Squarespace, Inc., a Delaware corporation (the “Company” and together with Puchaser and the Funding Parties, the “Parties”).
RECITALS
A.
The Parties entered into that Fee Funding Agreement, dated as of May 13, 2024 (the “Original Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.  The Original Agreement, as amended by this Amendment, is referred to as the “FFA”.

B.
In accordance with Section 15 of the Original Agreement, the Parties desire to amend certain terms of the Original Agreement as expressly provided in this Amendment.
AGREEMENT
In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby acknowledge and agree as follows:

1.
Amendments.

(A)
Section 10 of the Original Agreement is hereby amended as set forth below, with deleted text shown in ~~strikethrough~~ and new text shown in underlined bold text:
This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 ~~Error! Reference source not found.~~ of the Merger Agreement or in such other manner as may be permitted by applicable law, and nothing in this Section 10 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties hereto agree that any violation of this Section 10 shall constitute a material breach of this Agreement and shall constitute irreparable harm.

(B)
The table set forth on Schedule A of the FFA is hereby amended and restated in its entirety as set forth below:
Funding Parties	Percentage of Obligations	Cap
Permira VIII - 1 SCSp	74.08775%	$197,499,624.63
Permira VIII - 2 SCSp	13.70171%	$36,525,371.36
Permira VIII AIV LP1 L.P.	2.63769%	$7,031,429.42
Permira VIII AIV LP2 L.P.	4.95214%	$13,201,180.91
Permira VIII CIS SCSp	2.19674%	$5,855,965.74
Permira VIII CIS 2 SCSp	0.00240%	$6,397.81
PILI 1 Portfolio SCSp	1.65071%	$4,400,384.75
PILI 2 Portfolio SCSp	0.24747%	$659,693.84
PILI 4 Portfolio SCSp	0.30013%	$800,072.38
Permira Investment Capital LP	0.06676%	$177,965.65
Permira Investment Capital II LP	0.06496%	$173,167.30
Permira Investment Capital III LP	0.09155%	$244,049.67
Total:	100.00000%	$266,575,303.45

2.
Miscellaneous.

(A)
Except as otherwise provided herein, the Original Agreement shall remain unchanged and in full force and effect.

(B)
From and after the date of this Amendment, any reference in the FFA to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment; provided, however, that any reference to the date of the FFA, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to May 13, 2024 and not the date of this Amendment.

(C)
The provisions contained in Sections 11 through 19 of the Original Agreement, and Section 10 of the FFA (as amended hereby), are incorporated by reference in this Amendment mutatis mutandis.

(D)
The Original Agreement, as amended hereby, is hereby ratified and confirmed in all respects. In the event of a conflict between the Original Agreement and this Amendment, the terms of this Amendment shall control.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
SPACESHIP PURCHASER, INC.

By:	/s/ Peter Flynn
Name:	Peter Flynn
Title:	Chief Executive Officer and President

PERMIRA VIII - 1 SCSP

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

PERMIRA VIII - 2 SCSP

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

[Signature page to Amendment to FFA]

PERMIRA VIII AIV LP1 L.P.

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

PERMIRA VIII AIV LP2 L.P.

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

PERMIRA VIII CIS SCSP

by its portfolio manager and authorised representative
PERMIRA PORTFOLIO MANAGEMENT LIMITED

By:	/s/ Thomas Amy
Name:	Thomas Amy
Title:	Director

[Signature page to Amendment to FFA]

PERMIRA VIII CIS 2 SCSP

by its general partner
PERMIRA VIII GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 1 PORTFOLIO SCSP

by its general partner
PILI 1 PORTFOLIO GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 2 PORTFOLIO SCSP

by its general partner
PILI 2 PORTFOLIO GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

PILI 4 PORTFOLIO SCSP

by its general partner
PILI 4 PORTFOLIO GP S.À R.L.

By:	/s/ Cédric Pedoni
Name:	Cédric Pedoni
Title:	Manager

[Signature page to Amendment to FFA]

PERMIRA INVESTMENT CAPITAL LP

by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED

By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

PERMIRA INVESTMENT CAPITAL II LP

by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED

By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

PERMIRA INVESTMENT CAPITAL III LP

by its general partner
PERMIRA INVESTMENT CAPITAL GP LIMITED

By:	/s/ Wikus van Schalkwyk
Name:	Wikus van Schalkwyk
Title:	Director

[Signature page to Amendment to FFA]

SQUARESPACE, INC.

By:	/s/ Anthony Casalena
Name:	Anthony Casalena
Title:	Chief Executive Officer

[Signature page to Amendment to FFA]